Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231203 on Form S-3ASR and Registration Statement Nos. 333-212375 and 333-196432 on Form S-8 of our reports dated February 19, 2021, relating to the financial statements of CyrusOne Inc. and the effectiveness of CyrusOne Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of CyrusOne Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 19, 2021